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                                                                    Exhibit 23.1


                         CONSENT OF INDEPENDENT AUDITORS

We consent to the incorporation by reference in the Registration Statement (Form S-8) pertaining to the Park National Corporation Employees Stock Ownership Plan, formerly known as the Park National Corporation Employees Voluntary Salary Deferral Plan and Trust, of our report dated May 30, 2003, with respect to the financial statements and schedules of the Park National Corporation Employees Stock Ownership Plan included in this Annual Report (Form 11-K) for the year then ended December 31, 2002.


                                        /s/ Ernst & Young LLP


Columbus, Ohio
June 25, 2003